EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








                                                                January 18, 2006


To Whom It May Concern:


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of January 18, 2006 accompanying the audited financial statements of Domain Registration, Corp., as at December 31, 2004 and December 31, 2005, in the Form 10KSB filed with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
____________________________
    Kyle L. Tingle, CPA, LLC





















P.O. Box 50329, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net